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                                                                     Exhibit 5.1



                                  June 21, 1999



Board of Directors
Trendwest Resorts, Inc.
9805 Willows Road
Redmond, Washington  98052

Gentlemen:

We have acted as counsel for Trendwest Resorts, Inc., an Oregon corporation (the "Company"), in connection with the preparation and filing of a Registration Statement ("Registration Statement") on Form S-8 under the Securities Act of 1933, as amended, for 856,451 shares (the "Option Shares") of the Company's common stock, without par value (the "Common Stock"), that are issuable pursuant to the Trendwest Resorts Employee Stock Option Plan (the "Option Plan") and 500,000 shares of the Common Stock (the "Stock Purchase Shares") that are issuable pursuant to the Trendwest Resorts Employee Stock Purchase Plan (the "Stock Purchase Plan").

We have examined the Registration Statement, the Option Plan, the Stock Purchase Plan, the proceedings of the Board of Directors and shareholders of the Company and such other documents and records as we deem necessary for the purpose of this opinion. In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

This opinion is limited to the laws of the State of Oregon. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any federal, regional or local governmental body.

Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, we are of the opinion that:

1. upon the issuance of the Option Shares under the Option Plan as provided therein, the Option Shares will be legally issued, fully paid and nonassessable; and

2. upon the issuance of the Stock Purchase Shares under the Stock Purchase Plan as provided therein, the Stock Purchase Shares will be legally issued, fully paid and nonassessable.

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Board of Directors                                                   Exhibit 5.1
Trendwest Resorts
June 21, 1999
Page 2


We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Heller Ehrman White & McAuliffe

                                             HELLER EHRMAN WHITE & MCAULIFFE



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